SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 22, 2002

ADVANCED TISSUE SCIENCES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-016607	14-1701513
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10933 North Torrey Pines Road, La Jolla, California	92037
(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 713-7300

Not Applicable
(Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

On November 22, 2002, Advanced Tissue Sciences, Inc. announced that the company completed the sale of its interest in the Dermagraft® Joint Venture to its joint venture partner, Smith & Nephew. The sale was made under the previously announced terms, as approved by the United States Bankruptcy Court for the Southern District of California. The closing of the sale also resulted in the dissolution of the NeoCyte Joint Venture.

As a result of the closing of the sale, the company received net proceeds of $7 million. This amount relates to $10 million in cash paid by Smith & Nephew for the company’s interest in the Dermagraft Joint Venture, less $3 million previously advanced to the company by Smith & Nephew as debtor in possession financing.

A copy of the press release announcing the completion of the sale and related matters is attached to this report as Exhibit 99.1.

Item 5.  Other Events and Required FD Disclosure

On November 13, 2002, Advanced Tissue Sciences mailed a Notice of Claims Deadline to all known potential creditors announcing that the bankruptcy court set December 31, 2002 as the deadline to file proofs of claim against the company’s bankruptcy estate. On November 26, 2002, the company also disseminated a published version of the notice. A copy of the published version of the notice is attached as Exhibit 99.2 to this report. Stockholders of the company do not need to file a proof of claim in order to prove that they own shares of the company’s stock. More information on the procedures for filing proofs of claim against the company can also be found in the bankruptcy court’s order approving the claims deadline, a copy of which can be obtained in the manner set forth in the published version of the notice.

Statements in this report that are not strictly historical may be forward-looking statements, which involve risks and uncertainties. Even if creditors timely file a proof of claim, there can be no assurance that they will receive payment, in full or in part, with respect to such claims. Risks and uncertainties exist in the company’s decision to liquidate including, without limitation, uncertainties related to the timing and amount of payments, if any, to creditors or security holders in connection with the liquidation, the company’s ability to formulate a plan of liquidation, the company’s ability to effect an orderly wind down of its operations, the retention of necessary personnel, the possible amendment, delay in implementation or termination of any proposed plan of liquidation, the company’s ability to find a buyer or buyers for its assets, the amounts to be realized in connection with the proposed sale of the company’s assets, approval by the bankruptcy court of the company’s proposed plan of liquidation when formulated, the quotation of the company’s shares on the OTC Bulletin Board, a history of operating losses and accumulated deficits, potential write-offs and other charges, as well as other risks detailed from time to time in publicly available filings with the Securities and Exchange Commission including, without limitation, Advanced Tissue Sciences’ annual report on Form 10-K for the year ended December 31, 2001 and the company’s quarterly reports on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002. The company undertakes no obligation to release publicly the results of any revisions to these forward-looking statements to reflect events or circumstances arising after the date of this report. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Item 7.  Pro Forma Financial Information and Exhibits

(b)  Pro Forma Financial Information

Pro forma financial information required in accordance with Article 11 of Regulation S-X is included in this report as Exhibit 99.3 and is incorporated herein by reference.

(c)  Exhibits

The following documents are filed as exhibits to this report:

Exhibit Number	Description
2.1
Asset and Equity Purchase Agreement dated as of October 10, 2002 by and among Advanced Tissue Sciences, Inc., ATS Dermagraft, Inc., ATS Orthopedics, Inc., Smith & Nephew SNATS, Inc., and T.J. Smith & Nephew Limited

99.1	Press Release, dated November 22, 2002
99.2	Notice of Claims Deadline (December 31, 2002)
99.3	Unaudited Pro Forma Financial Statements

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED TISSUE SCIENCES, INC.

By:	/s/ Mark, J. Gergen
Mark J. Gergen Chief Restructuring Officer

Date:  December 9, 2002

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EXHIBIT INDEX

Exhibit Number	Description
2.1
Asset and Equity Purchase Agreement dated as of October 10, 2002 by and among Advanced Tissue Sciences, Inc., ATS Dermagraft, Inc., ATS Orthopedics, Inc., Smith & Nephew SNATS, Inc., and T.J. Smith & Nephew Limited

99.1	Press Release, dated November 22, 2002
99.2	Notice of Claims Deadline (December 31, 2002)
99.3	Unaudited Pro Forma Financial Statements

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